EXHIBIT 23(b)

Williams & Webster, P.S.

Certified Public Accountants & Business Consultants

Board of Directors

WWA Group, Inc.

Tempe, Arizona

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use of our audit report dated March 21, 2006, on the financial statements of WWA Group, Inc. as of December 31, 2005, for the filing with and attachment to the Form S-8.

/s/ Williams & Webster, P.S.

Certified Public Accountants

Spokane, Washington

April 28, 2006

Members of Private Companies Practice Section, SEC Practice Section, AICPA and WSCPA Bank of America Financial Center · 601 W. Riverside, Suite 1940 · Spokane, WA 99201

Phone (509) 838-5111 · www.williams-webster.com